AGREEMENT TO SETTLE CERTAIN CLAIMS

THIS AGREEMENT TO SETTLE CERTAIN CLAIMS (this “Agreement”) is hereby entered into and effective on the 13th day of June, 2008 (the “Effective Date”), by and among:

Allegro Biodiesel Corporation, a Delaware corporation registered to do business in the State of Louisiana (hereinafter referred to as “Allegro”); and

the former members of Vanguard Synfuels, L.L.C., a Louisiana limited liability company (hereinafter referred to as the “Members”), represented herein by Darrell Dubroc in his capacity as Member Representative (in such capacity, hereinafter referred to as “Member Representative”).

The parties entering this Agreement are hereinafter collectively referred to as “Parties” and individually referred to as “Party”.

RECITALS

WHEREAS, on September 20, 2006, Allegro’s predecessor, Diametrics Medical, Inc. (hereinafter referred to collectively as “Allegro”), executed a Contribution Agreement wherein Allegro purchased all of the issued and outstanding ownership interest of Vanguard Synfuels, L.L.C. (“Contribution Agreement”; capitalized terms used herein without definition shall have the meanings ascribed thereto in the Contribution Agreement) from the Members;

WHEREAS, on September 20, 2006, as a part of the Contribution Agreement, Allegro, the Members and the Escrow Agent, executed an Escrow Agreement (the “Escrow Agreement”) and deposited the Escrow Amount and the Escrow Shares into the Escrow thereunder for the purpose of having funds available to Allegro to satisfy any claims by Allegro for indemnification pursuant to Article XII of the Contribution Agreement;

WHEREAS, Allegro has made various claims for indemnification under Article XII of the Contribution Agreement and for the release of the Escrow Amount and the Escrow Shares to Allegro (hereinafter, all claims Allegro has, had or may have against the Members under Article VII of the Contribution Agreement, but excluding any future claims with respect to breaches of or inaccuracies in the Tax Warranties, the Title and Authorization Warranties, the Environmental Warranties, the Securities Warranties and claims for fraud are herein referred to as the “Claims”);

WHEREAS, cash in the amount of Forty Seven Thousand Four Hundred Forty-Eight and 49/100 Dollars ($47,448.49) has been released from the Escrow Fund pursuant to the joint written instructions of the Allegro and the Members dated May 16, 2008 in full and complete satisfaction of an indemnification claim by Allegro relating to an Internal Revenue Service civil penalty assessed against Vanguard Synfuels, L.L.C. (the “Tax Penalty Claim”); and

WHEREAS, all Parties agree that the Claims will be settled pursuant to the following procedures set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained herein, intending to be legally bound and, for good and valuable consideration, the Parties agree as follows:

1.  Payment of Claim; Subrogation. All Parties hereby acknowledge the payment, receipt and sufficiency of the cash payment of Forty Seven Thousand Four Hundred Forty-Eight and 49/100 Dollars ($47,448.49) from the Escrow Fund in full and complete satisfaction of the Tax Penalty Claim. The Parties hereby agree that the Members shall be subrogated to all rights of Vanguard Synfuels, L.L.C. with respect to the Tax Penalty Claim in order to pursue all claims (if any) against third parties (other than Allegro, its shareholders, officers, directors, employees, managers or agents) related thereto.

2.  Release from Escrow Fund.

(a) Upon the execution of this Agreement, the Parties shall execute joint written escrow instructions in the form attached hereto as Exhibit A which shall:

(i) authorize the release of Two Hundred One Thousand One Hundred Twenty Nine and 30/100 Dollars ($201,129.30) cash and 126,250 shares of Allegro common stock from the Escrow Fund to the Members; and

(ii) authorize the release of One Hundred Fifty One Thousand Six Hundred Twenty Eight and 08/100 Dollars ($151,628.08) cash and 124,961 shares of Allegro common stock from the Escrow Fund to Allegro.

(b) The Parties hereby agree and acknowledge that the cash payments and distributions of shares described above shall:

(i) be made in consideration of the Parties entering into this Agreement and such payments and distributions are not contingent upon the settlement of the Claims; and

(ii) notwithstanding anything in Section 2(b)(i) to the contrary, serve as a credit toward any amount of cash or shares awarded to either Party pursuant to any settlement agreement and/or Award (as defined below) relating to the Claims. Such credit shall be dollar for dollar and share for share.

(c) In addition, upon the execution of this Agreement, the Parties shall execute joint written escrow instruction in the form attached hereto as Exhibit B, directing the Escrow Agent to release all remaining Escrow Funds and Escrow Shares from the Escrow in accordance with the Award of the Arbitrator (as each such term is defined below), if any.

3.  Amicable Settlement. The Parties will use their good faith, commercially reasonable efforts to identify and settle all Claims on or before July 15, 2008. In furtherance of their attempts to settle the Claims, the Parties agree to hold an initial meeting no later than July 1, 2008 for the purpose of resolving all Claims. Such meeting shall be held in Denver, Colorado, or at such other location or telephonically as agreed by the Parties. Such meeting may be extended to future dates if the Parties are not able to resolve all Claims during the initial meeting. Negotiations for the settlement of the Claims, which may include mediation by mutual agreement of the Parties, shall continue until the later of the date that all Claims are resolved or July 15, 2008. If the Parties are able to settle some, but not all of the Claims as a result of their negotiations, then the Parties shall enter into a binding settlement agreement covering the resolved Claims and submit the remaining Claims to arbitration pursuant to Section 4 below. If the Parties are able to settle Claims as a result of their negotiations then the Parties shall enter into (i) a settlement agreement and release of any and all Claims that are resolved by the Parties and (ii) joint escrow instructions that direct the Escrow Agent to release the Escrow Amount and Escrow Shares as are agreed to by the Parties in such settlement agreement. Unless otherwise agreed by the Parties, the participants in all settlement proceedings shall include no more than two representatives of Allegro, the Member Representative, no more than one (1) other Member and each Party’s attorneys.

4.  Arbitration.

(a) If on July 16, 2008, the Parties have not either entered into a binding settlement or release of all Claims, the Parties agree that all Claims shall be resolved by private arbitration (the “Arbitration”) conducted by one arbitrator (the “Arbitrator”) to be selected as follows:

(i) On or prior to July 25, 2008, each Party may propose to the other a list of up to five persons to serve as the Arbitrator. Neither Party may include in their list the name of any person who (i) is or was an employee, officer, director, legal counsel or other representative of such Party or any affiliate of such Party or any other person who has a direct or indirect personal or financial interest in the outcome of the Arbitration, (ii) does not have at least ten years experience in either accounting or mergers and acquisitions or (iii) who is not located in the Denver, Colorado area.

(ii) If there are one or more names that overlap in the combined list, then the Parties will pick the arbitrator from that set of overlaps. If there is only one overlap, then that person is automatically the Parties' choice for arbitrator. If there are more than one overlapping names, then the arbitrator shall be picked from the list of overlapping names by alternately striking names until only one name remains on the overlapping list (with each such strike to take no more than one business day to complete). Allegro will strike the first name.

(iii) If there are no overlapping persons and if the Parties are unable to agree upon one arbitrator from the combined list by August 4, 2008, then the arbitrator shall be picked from the list of names by alternately striking names until only one name remains on the overlapping list (with each such strike to take no more than one business day to complete). Allegro will strike the first name.

(b) The Arbitrator shall set a hearing date for an arbitration (the "Hearing") within forty-five (45) days from the date the Arbitrator is selected, unless otherwise agreed by the Parties, or unless otherwise ordered by the Arbitrator due to conflicts with the Arbitrator’s schedule.

(c) The Parties agree that there shall be free and open discovery between the Parties during the period from the Effective Date until the date of the Hearing. Neither party shall deny or object to, any reasonable request reating to the Claims that are submitted by the opposing Party for the production of documents or depositions and will otherwise cooperate in the discovery process; provided that the deponent in any deposition shall not be required to travel for purposes of his or her deposition. The Arbitrator shall have the authority to compel such discovery and to order any further discovery, by way of deposition, interrogatory, document production, or otherwise, as the Arbitrator considers necessary to a full and fair exploration of the issues in dispute. Except as otherwise provided herein, the Arbitrator shall administer the discovery process pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

(d) Unless otherwise agreed by the Parties, within fifteen (15) days before the Hearing, the Parties shall submit to the Arbitrator, with a copy to the other Party, a list of all witnesses and exhibits which it intends to present at the Hearing.

(e) No later than ten (10) days before the scheduled Hearing, the Parties shall provide to the Arbitrator and to the other Party a short (not to exceed five (5) single-spaced pages or such other page limit as the Arbitrator permits) statement of its respective position with regard to the Claims.

(f) At the Hearing, each Party shall, unless it waives the opportunity, make an oral opening statement, and an oral closing statement.

(g) When testimony is complete and each Party has introduced its exhibits, subject to the provisions of this Agreement, and each has made a closing statement pursuant to the provisions of this Agreement or waived the opportunity to do so, the Arbitrator shall declare the Hearing closed; provided, however, the Parties may submit post hearing briefs pursuant to an agreed upon schedule or one formulated by the Arbitrator.

(h) The Hearing shall be held at a location in, or near, the City of Denver, Colorado agreed upon by the Parties and convenient for the Arbitrator, or if the Parties cannot agree upon a location in the City of Denver, Colorado, designated by the Arbitrator.

(i) The Hearing shall be conducted in private. Attendance at the Hearing shall be limited to the following: (i) the Arbitrator; (ii) no more than two representatives of Allegro, (iii) the Member Representative, (iv) no more than one (1) other Member; (v) each Party's attorneys; (vi) a court reporter if requested by either Party; and (vii) any witnesses, including expert witnesses.

(j) The Hearing shall be conducted in not more two (2) days, beginning at 10:00 AM, local time; provided that the Arbitrator may, in his or her sole discretion, order the continuance of the Hearing on consecutive succeeding business days if requested by a Party.

(k) Within thirty (30) days of the close of the Hearing, the Arbitrator shall issue a written opinion and award (the "Award") based on evidence, arguments and post hearing briefs, if any. The Award shall be a decision of the Arbitrator, shall resolve the Claims submitted to the Arbitration, and shall be final and binding on the Parties. The Award shall state the amount of the Escrow Amount and the number of Escrow shares to be released to Allegro, on the one hand, and the Members, on the other hand. The fact that an opinion is issued does not enlarge or restrict the authority of a court provided in the AAA's Commercial Arbitration Rules to review the arbitration proceedings or the Award. The Arbitrator shall then deliver a notice to the Escrow Agent, directing the Escrow Agent to release Escrow Funds and Escrow Shares in accordance with the Award.

(l) Except as otherwise provided in this Agreement, there shall be no ex parte communication regarding the subject matter of the Hearing between a Party or its attorneys and the Arbitrator from the time the Arbitrator is appointed until after the Parties receive the Award.

(m) The Parties agree that the Award can be enforced by any court of competent jurisdiction.

(n) Notwithstanding any other provision of this Agreement, the Arbitrator shall have no power to delete from, add to, or modify the terms of this Agreement, and may not award any remedy which effectively conflicts directly or indirectly with any provision of this Agreement.

(o) The arbitration shall be governed by AAA's Commercial Rules of Arbitration, except as otherwise provided in this Agreement.

(p) Each Party shall bear its own expenses, costs and attorneys fees incurred in connection with the Arbitration. The fees of any court reporter at the Hearing shall be paid by the Party that requests the court reporter.

5.  Limitation on Claims. All Parties hereby agree that the aggregate maximum amount recoverable by any Party pursuant to any settlement agreement and/or Award relating to the Claims shall not exceed the balance of the sum of the Escrow Amount and the Escrow Shares as of the Effective Date (as approximated in Schedule 5 attached hereto, the “Escrow Principal Balance”) plus any interest earned on the Escrow Amount. This provision shall supersede any provision to the contrary in the Contribution Agreement or the Escrow Agreement and shall be deemed to be a written amendment or modification thereto as provided in such agreements.

6.  Written Agreement. This Agreement constitutes the agreement and understanding of the Parties relating to the subject matter contained herein. This Agreement may not be altered, amended or modified in any respect whatsoever except by a writing duly executed by each of the Parties hereto.

7.  Voluntariness. The Parties agree that they have carefully read this Agreement, that it has been fully explained by their attorneys, that they fully understand its final and binding effect that the only promises made to sign the Agreement are those stated above and that such Agreement is being signed voluntarily.

8.  Capacity. The Parties each warrant and represent that each Party has the requisite power and authority to execute and deliver this Agreement and it has been duly executed and delivered by each party and this Agreement is a valid and binding agreement, enforceable against each Party in accordance with its terms.

9.  Waiver of Compliance. The failure by any Party at any time to require performance of any provision of this Agreement will not affect its right later to require such performance. No waiver in any one or more instances will (except as stated therein) be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any condition or breach of any other term, covenant, representation or warranty.

10.     Notices. All notices, requests, demands or other communications required or permitted by this Agreement will be in writing and effective when received, and delivery will be made personally or by registered or certified mail, return receipt requested, postage prepaid, or overnight courier or confirmed facsimile transmission, addressed to the Parties at as follows.

If to the Member Representative:

429 Murray Street
Suite #700
Alexandria, LA  71301
Attn : Darrell Dubroc
Telephone No.: (318) 442-8730
Facsimile No.: (318) 442-8981

with a copy to:

Phelps Dunbar LLP
City Plaza
445 North Boulevard, Suite 701
Baton Rouge , LA 70802
Attention: Richard Matheny
Telephone No.: (225) 376-0210
Facsimile No.: (225) 381-9197

and

Breazeale, Sachse & Wilson, L.L.P.
23rd Floor, One American Place
301 Main Street
Baton Rouge, LA 70821-3197
Attn: B. Troy Villa
Telephone No.: (225) 387-4000
Facsimile No.: (225) 387-5397

If to Allegro, addressed as follows:

Allegro Biodiesel Corporation
6033 West Century Blvd., Suite 1090
Los Angeles, CA 90045
Attention: W. Bruce Comer III
Telephone No.: (310) 670-2721
Facsimile No.: (310) 670-4107

with a copy to:

Sidley Austin LLP
555 West Fifth Street, Suite 4000
Los Angeles, CA 90013
Attention: Stephen D. Blevit, Esq.
Telephone No.: (213) 896-6029
Facsimile No.: (213) 896-6600

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

11.  Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

12.  Facsimile or Email Signatures. Any signature page delivered pursuant to this Agreement, any Related Agreement or any other document delivered pursuant hereto via facsimile or by email of pdf signature pages shall be binding to the same extent as an original signature. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

13.  Headings. The headings of the Sections in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

14.  Severability. If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

15.  Interpretation. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular, and all words in either gender shall extend to and include both genders.

16.  Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York exclusive of the conflicts of law provisions thereof.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

ALLEGRO BIODIESEL CORPORATION

By: /s/ W. Bruce Comer, II
Name: W. Bruce Comer, III Title: Chief Executive Officer

MEMBERS:

By: /s/ Darrell Dubroc
Darrell Dubroc, as Member Representative